UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2008

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)    Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01	Regulation FD Disclosure

A press release dated October 20, 2008 relating to an exploration drilling update on the Company’s La Josefina project located in Santa Cruz, Argentina is attached as Exhibit 99.1.

A press release dated November 12, 2008 relating to the acquisition of the El Milagro mining concession in Chihuahua State, Mexico is attached as Exhibit 99.2.

This information is being disclosed pursuant to Regulation FD.  Accordingly, the information in the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Acquisition of El MilagroMining Concession
On November 3, 2008, HuntMountain Resources (“the Company”) acquired the mineral rights to the El Milagro high-grade exploitation (mining) concession in western Chihuahua State, Mexico.  The property consists of approximately 247 acres (100 hectares) within the Chinipas District located along the Sierra Madre Gold Trend, a region that hosts numerous precious metal occurrences, deposits, and producing mines.  The property encompasses a historic gold-silver-lead mine with small-scale production dating back to the 17th century.  The previous owners of the concession, Messrs. Isidro Hernandez Pompa and Juan Abelardo Rodulfo Gocobachi will retain a net profits royalty of 1% and 1.5%, respectively from any future mineral production.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
99.1	Press Release dated October 20th, 2008
99.2	Press Release dated November 12th, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008	By:	/s/ Bryn Harman
Bryn Harman, Chief Financial Officer